UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

OCZ TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California  95119
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

OCZ Technology Group, Inc. (the “Company”) held its annual meeting of stockholders on November 15, 2010 (the “Annual Meeting”).

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for three-year terms expiring on the date of the Annual Meeting in 2013.

	For	Withheld	Broker Non-Votes
Ryan M. Petersen	15,176,290	5,450	4,694,396

Adam J. Epstein	15,176,340	5,400	4,694,396

2.	Approval of the amendment to the Company’s 2004 Stock Incentive Plan.

Stockholders approved the amendment to the Company’s 2004 Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
8,703,769	6,313,871	164,100	4,694,396

3.	Approval of the Company’s Independent Auditors.

Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ended February 28, 2011.

For	Against	Abstentions
19,758,344	113,781	4,011

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ Technology Group, Inc.

By:	/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr. Interim Chief Financial Officer

Date:  November 16, 2010

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